UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

KCG Holdings, Inc. (the “Company”) announced today that it has commenced a consent solicitation (the “Consent Solicitation”) with respect to its outstanding 8.250% Senior Secured Notes due 2018 (CUSIP Nos.: U24478AA4, 48244BAA8 and 48244BAB6) (the “Notes”).

The Company is soliciting consents from registered holders (“Holders”) of the Notes as of 5:00 p.m., New York City time, September 27, 2013 (the “Record Date”) to amend the terms of (i) the Indenture, dated as of June 5, 2013 (as amended and supplemented, the “Indenture”), between the Company, The Bank of New York Mellon, as trustee and collateral agent (the “Trustee”), and certain subsidiary guarantors (the “Guarantors”), (ii) the Security Agreement, dated July 1, 2013, by and among the Company, the Guarantors, and the Trustee (the “Security Agreement”) and (iii) the Cash Collateral Agreement (the “Cash Collateral Agreement”), dated July 1, 2013, by and among the Company, The Bank of New York Mellon, as account custodian , Jefferies Finance LLC, as collateral agent for the Secured Parties (as defined in the Credit Agreement, defined below) and as gratuitous agent for the Trustee, and acknowledged and agreed to by the Trustee. The Company is seeking Holders’ consent to these amendments (the “Proposed Amendments”) in order to (i) permit the Company to use the funds (the “Collateralized Cash Proceeds”) on deposit in a cash collateral account subject to the Cash Collateral Agreement previously set aside to purchase, or cause to be purchased, the 3.50% Cash Convertible Senior Subordinated Notes due 2015 (the “2015 Convertible Notes”), issued by Knight Capital Group, Inc., to prepay a portion of the principal amount of borrowings under the Company’s Credit Agreement (the “Credit Agreement”), dated July 1, 2013, with the lenders party thereto, Jefferies Finance LLC, as documentation agent, administrative agent, collateral agent and syndication agent, and Jefferies Finance LLC and Goldman Sachs Bank USA, as joint lead arrangers and joint book managers from time to time, for a period of 60 days following the effective time of the Proposed Amendments (the “Effective Time”), after which period the remaining Collateralized Cash Proceeds will be required to be used to prepay a portion of the principal amount of borrowings under the Credit Agreement or (ii) allow the purchase, redemption or repayment of 2015 Convertible Notes in the Company’s discretion, at any price, including at a premium or at a discount from the face value thereof, with any available cash, including (but only within the period of 60 days following the Effective Time) the Collateralized Cash Proceeds. These Proposed Amendments will permit the Company to reduce its overall level of indebtedness and debt service costs. The Company will pay each Holder of record as of the Record Date who validly delivers and does not validly revoke its consent on or prior to the Expiration Time (as defined below) a cash payment of $5.00 for each $1,000 in aggregate principal amount of Notes upon satisfaction or waiver of certain conditions. These conditions (“Conditions”) include but are not limited to:

•	the receipt of the requisite consents (the “Requisite Consents”) of a majority in aggregate principal amount of the then outstanding Notes;

•	the execution and delivery of a supplemental indenture to the Indenture and an amendment to the Security Agreement;

•	the execution and delivery of an amendment to the Cash Collateral Agreement; and

•	the execution and delivery of an amendment to the Credit Agreement.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on October 14, 2013 (the “Expiration Time”), unless terminated or extended by the Company. Consents may be revoked at any time prior to the date on which the Conditions are satisfied or waived. The Company expects that, promptly after receipt of the Requisite Consents at or prior to the Expiration Time, the Conditions will be satisfied, after which Holders will not be able to revoke their consents.

The Company may terminate the Consent Solicitation without the obligation to make any cash payment at any time, whether or not the Requisite Consents have been received. Except for the Proposed Amendments, all of the existing terms of the Notes and the Indenture under which the Notes were issued will remain unchanged.

The Consent Solicitation is being made pursuant to a consent solicitation statement (“Consent Solicitation Statement”) dated today, which sets forth a more comprehensive description of the terms of the Consent Solicitation. This Report on Form 8-K does not set forth all of the terms and Conditions of the Consent Solicitation and is not a solicitation of consents to the Proposed Amendments. Holders of the Notes should carefully read the Company’s Consent Solicitation Statement, dated September 30, 2013, and the accompanying materials for a complete description of all terms and conditions before making any decision with respect to the Consent Solicitation. The Company does not make any recommendation as to whether or not any Holder should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Copies of the Consent Solicitation Statement and the consent form may be obtained by Holders of the Notes from the information and tabulation agent for the Consent Solicitation, i-Deal LLC, 65 Broadway, 16th Floor, New York, New York 10006, Attn: Aaron Dougherty, at (888) 593-9546 (toll-free), (212) 849-3880 (collect) or by email: consent@ipreo.com.

Jefferies LLC is the solicitation agent for the Consent Solicitation. Questions may be directed to The Metro Center, One Station Place, Three North, Stamford, Connecticut 06902, Attention: Justin Polselli, at (888) 708-5831 (toll-free) or (203) 363-8273 (collect).

In accordance with general instruction B.2. of Form 8-K, the disclosure above is being furnished pursuant to Item 7.01 and the information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic combination of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”), including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions; (ii) the August 1, 2012 technology issue at Knight that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) the costs and risks associated with Knight’s sale of its institutional fixed income sales and trading business, the Company’s pending sale of its reverse mortgage origination and securitization business and the departures of the managers of the Company’s listed derivatives group; (iv) the ability of the Company’s broker-dealer subsidiary to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO; (v) changes in market structure, legislative, regulatory or financial reporting rules, including the continuing legislative and regulatory scrutiny of high-frequency trading; (v) past or future changes to organizational structure and management; (vi) the Company’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by the Company’s customers and potential customers; (vii) the Company’s ability to keep up with technological changes; (viii) the Company’s ability to effectively identify and manage market risk, operational risk, legal risk, liquidity risk, reputational risk, counterparty risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; and (x) the effects of increased competition and the Company’s ability to maintain and expand market share. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in the Company’s and Knight’s reports with the SEC, including, without limitation, those detailed under the heading “Certain Factors Affecting Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, under the heading “Risk Factors” in Knight’s Annual Report on Form 10-K for the year ended December 31, 2012, under the heading “Risk Factors” in Exhibit 99.3 to the Company’s Current Report on Form 8-K filed by the Company on August 9, 2013, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: September 30, 2013

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary